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FOR IMMEDIATE RELEASE
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EDITORIAL CONTACTS:
Ditas Mauricio/AnneMarie Mathews
PAN Communications
(978) 474-1900
bostonacoustics@pancomm.com
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             BOSTON ACOUSTICS(R) BRINGS LEGENDARY BOSTON SOUND(TM)
                    TO UPCOMING CHRYSLER GROUP VEHICLE LINES

               Premier Audio Systems Manufacturer Announces First
                             Automotive OEM Program

PEABODY, MASS., JUNE 18, 2002--Boston Acoustics, Inc. (NASDAQ: BOSA), today announced its entry into the automotive OEM arena through a partnership with Visteon Corporation (NYSE: VC) to provide Chrysler Group with new, premium audio systems for upcoming vehicle lines. This announcement marks a major milestone in Boston Acoustics' 23-year history.

According to the 2001 AutoPacific Brand Study, 94 percent of new car buyers consider the audio system an important feature when making a vehicle purchase. This new premium audio system will combine Boston Acoustics' high-quality, high-performance speakers and acoustical expertise with Visteon's electronics and Digital Signal Processing (DSP) technology. The combination of expertise will deliver clear, clean balanced sound and the smooth octave-to-octave tonal balance, known as the legendary "Boston Sound."

"Chrysler Group's selection of a signature Boston Acoustics audio system underscores our commitment to high-performance and quality," said Michael Chass, vice president, automotive and multimedia OEM, for Boston Acoustics. "The audio system Boston Acoustics and Visteon develop for Chrysler Group will deliver the superior performance and listening pleasure that Boston Acoustics' reputation is built upon."

The premium audio system comes on the heels of a multi-year joint development agreement between Boston Acoustics and Visteon Corporation signed last October to deliver high performance audio systems as a factory-installed option for selected automakers. Boston Acoustics' goal is to deliver Boston-branded audio systems to OEMs in the automotive industry, made possible through the partnership with Visteon.

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Regarding the relationship and the business it represents, Andy Kotsatos, chairman and co-founder of Boston Acoustics, said: "We are extremely pleased with Chrysler Group's selection. This demonstrates that our continuing mission of providing both great sound and excellent value has been recognized at the highest levels in the automotive manufacturer world. Soon, thousands of new car purchasers will learn what millions of satisfied Boston Acoustics home, multimedia, and car stereo speaker owners already know. The Boston Sound is second to none."

Although there are no minimum purchase requirements, estimated revenue based on the new business is expected to have a material impact for several years beginning in Boston Acoustics 2005 Fiscal Year. Terms of the agreement were not disclosed.

About Boston Acoustics
----------------------

Boston Acoustics, Inc. (NASDAQ: BOSA) is a manufacturer of high-performance audio solutions for home entertainment, automobiles, and personal computers. Founded in 1979, Boston Acoustics is located in Peabody, Massachusetts. For more information on Boston Acoustics, visit the company's Web site at www.bostonacoustics.com

About Visteon Corporation
-------------------------

Visteon Corporation (NYSE: VC) is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 160 technical, manufacturing, sales, and service facilities located in 25 countries. For more information on Visteon, visit the company's Web site at www.visteon.com
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Note: Except for historical information contained herein, the matters discussed are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the effect of economic conditions, product demand, currency exchange rates, labor disputes, availability of key components, competitive products and other risks detailed in the Company's Securities and Exchange Commission filings.

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